Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Y. Tristan Kuo	CCG Investor Relations
Chief Financial Officer	Mr. Athan Dounis, Account Manager
China Biologic Products, Inc.	Phone: +1 (646) 213-1916
Tel: +86-538-6202206	Email: athan.dounis@ccgir.com
Email: IR@chinabiologic.com	Mr. Crocker Coulson, President
www.chinabiologic.com	Phone: +1 (646) 213-1915
Email: crocker.coulson@ccgir.com
www.ccgirasia.com

For Immediate Release

China Biologic Products Approved to List on NASDAQ

Tai'an, Shandong Province, PRC, December 1, 2009 – China Biologic Products, Inc. (OTCBB: CBPO) ("China Biologic," or the "Company"), one of the leading plasma-based biopharmaceutical companies in China, today announced that the Company has received approval to list its common stock on the NASDAQ Global Market.

China Biologic expects its shares to begin trading on the NASDAQ on Wednesday, December 2, 2009, until which time its shares will continue to trade on the Over-the-Counter Bulletin Board. The Company's trading symbol will remain "CBPO."

"We are very proud to have been approved to trade on the NASDAQ Stock Market and would like to thank our shareholders, employees, board of directors, and management team for helping us achieve this significant milestone," said Mr. Chao Ming Zhao, China Biologic's Chief Executive Officer. "We believe that our ascension to NASDAQ is a validation of our integrity and our commitment to sound corporate governance practices. We expect that the trading of our shares on NASDAQ will improve our visibility within the investment community, and lead toward increased liquidity and an expansion of our shareholder base."

About China Biologic Products, Inc.

China Biologic Products, Inc. (the "Company"), through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co. Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd, and its equity investment in Xi'an Huitian Blood Products Co., Ltd., is currently the largest non-state-owned plasma-based biopharmaceutical company in China. The Company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company's plasma-based biopharmaceutical products are irreplaceable during medical emergencies, and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the significance of the Company's listing on the NASDAQ Global Market; the ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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